Exhibit 99.1

TransDigm Group Reports Fiscal 2013 Second Quarter Results

Cleveland, Ohio, May 7, 2013/PRNewswire via COMTEX/ — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the second quarter ended March 30, 2013.

Highlights for the second quarter include:

•	Net sales of $465.6 million, up 10.0% from $423.5 million;

•	EBITDA As Defined of $219.3 million, up 8.0% from $203.1 million;

•	Net income of $67.9 million, down 16.7% from $81.6 million;

•	Earnings per share of $1.25, down 17.2% from $1.51; and

•	Adjusted earnings per share of $1.74, up 5.5% from $1.65.

Net sales for the quarter rose 10.0% to $465.6 million from $423.5 million in the comparable quarter a year ago. The favorable contribution from acquisitions, primarily AmSafe and Aero-Instruments, accounted for the majority of the increase in net sales. Organic net sales growth was up slightly.

Net income for the quarter decreased 16.7% to $67.9 million, or $1.25 per share, compared with $81.6 million, or $1.51 per share, in the comparable quarter a year ago. The decrease in net income primarily reflects one-time costs attributable to the refinancing of our senior secured credit facility in February 2013 of $20.5 million, net of tax, or $0.38 per share and higher interest expense. This is partially offset by the growth in net sales described above and a lower effective tax rate. The current quarter included acquisition-related and non-cash compensation costs of $6.5 million, net of tax, or $0.11 per share. The comparable quarter a year ago reflected acquisition-related and non-cash compensation costs of $7.5 million, net of tax, or $0.14 per share.

Adjusted net income for the quarter rose 6.6% to $95.0 million, or $1.74 per share, from $89.1 million, or $1.65 per share, in the comparable quarter a year ago.

EBITDA for the quarter decreased 6.4% to $180.2 million from $192.5 million for the comparable quarter a year ago. The current quarter included $30.3 million of one-time costs attributable to the refinancing in February 2013. EBITDA As Defined for the period increased 8.0% to $219.3 million compared with $203.1 million in the quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 47.1%.

“Despite the continued uncertain global economic and defense market environments, we are pleased with our Company’s overall results in both the fiscal second quarter and year-to-date periods,” stated W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer. “Although both periods benefitted from recent acquisitions, our organic commercial OEM and defense revenues continued to perform well given the difficult market conditions. In spite of our commercial aftermarket revenues continuing softer than anticipated and acquisition dilution of approximately 2.5 margin points, our first half EBITDA As Defined margin remained strong at 47%.”

Mr. Howley continued, “During the quarter, we successfully refinanced our senior secured credit facility. We ended the quarter with $680 million in cash and about $300 million of capacity on our revolver. This strong liquidity position and additional capacity should provide us with the financial flexibility to support growth, continue to pursue appropriate acquisition opportunities and optimize our capital structure to maximize shareholder value.”

Year-to-Date Results

Net sales for the twenty-six week period ended March 30, 2013 rose 15.5% to $896.0 million from $775.9 million in the comparable period last year. The favorable contribution from acquisitions, primarily Harco, AmSafe and Aero-Instruments, accounted for the majority of the increase in net sales. Organic net sales growth was up slightly.

Net income for the twenty-six week period decreased 3.1% to $142.1 million, or $1.91 per share, compared with $146.7 million, or $2.66 per share. The decrease in net income primarily reflects one-time costs attributable to the refinancing of our senior secured credit facility in February 2013 of $20.5 million, net of tax, or $0.38 per share and higher interest expense. This is partially offset by the growth in net sales described above and a lower effective tax rate. The twenty-six week period ended March 30, 2013 included acquisition-related and non-cash compensation costs of $14.7 million, net of tax, or $0.27 per share. The comparable period a year ago reflected acquisition-related and non-cash compensation costs of $18.9 million, net of tax, or $0.35 per share.

Earnings per share were reduced in both fiscal 2013 and 2012 by $0.70 per share and $0.06 per share respectively, representing dividend equivalent payments made in the first quarter of each fiscal year.

Adjusted net income for the twenty-six week period rose 7.1% to $177.3 million, or $3.26 per share, from $165.5 million, or $3.07 per share, in the comparable period a year ago.

EBITDA for the twenty-six week period increased 4.2% to $370.5 million from $355.5 million for the comparable period a year ago. EBITDA As Defined for the period increased 11.4% to $420.2 million compared with $377.3 million in the comparable period a year ago. EBITDA As Defined as a percentage of net sales for the period was 46.9%.

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.

As previously announced on April 22, 2013, TransDigm entered into a definitive merger agreement with Aerosonic Corporation (NYSE MKT: AIM) to acquire all of the outstanding shares of Aerosonic in a cash transaction valued at approximately $39 million. The transaction is subject to customary terms and conditions.

Fiscal 2013 Outlook

Mr. Howley continued, “The Company is revising the full year fiscal 2013 guidance to reflect our recent capital structure refinancing and performance experienced in the first half of the year.”

The Company is adjusting full year fiscal 2013 guidance, which assumes no additional acquisitions, as follows:

•	Net sales are anticipated to be in the range of $1,840 million to $1,880 million (previously in the range of $1,820 million to $1,880 million) compared with $1,700 million in fiscal 2012;

•

EBITDA As Defined is anticipated to be in the range of $878 million to $898 million, maintaining mid-point of $888 million (previously in the range of $874 million to $902 million) compared with $809 million in fiscal 2012;

•	Net income is anticipated to be in the range of $326 million to $338 million (previously in the range of $344 million to $356 million) compared with $325 million in fiscal 2012;

•	Earnings per share are expected to be in the range of $5.29 to $5.51 per share (previously in the range of $5.60 to $5.84 per share) compared with $5.97 per share in fiscal 2012; and

•	Adjusted earnings per share are expected to be in the range of $6.83 to $7.05 per share (previously in the range of $6.74 to $6.98 per share) compared with $6.67 per share in fiscal 2012.

Conference Call

TransDigm Group will host a conference call for investors and security analysts on May 7, 2013, beginning at 11:00 a.m., Eastern Time. To join the call, dial (866) 515-2911 and enter the pass code 56691392. International callers should dial (617) 399-5125 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”

The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 12770073. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and lighting and control technology.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements necessary to service interest payments, on our indebtedness;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Because of these limitations, EBITDA and EBITDA As Defined should not be considered as measures of discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by not viewing EBITDA or EBITDA As Defined in isolation and specifically by using other GAAP measures, such as net income, net sales and operating profit, to measure our operating performance. Neither EBITDA nor EBITDA As Defined is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net income or cash flow from operations determined in accordance with GAAP. Our calculation of EBITDA and EBITDA As Defined may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2013 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact: Liza Sabol

   Investor Relations

   (216) 706-2945

   ir@transdigm.com

TRANSDIGM GROUP INCORPORATED	Table 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED
MARCH 30, 2013 AND MARCH 31, 2012
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	March 30, 2013	March 31, 2012	March 30, 2013	March 31, 2012
NET SALES	$465,609	$423,469	$896,027	$775,942

COST OF SALES	206,299	187,429	398,170	340,347

GROSS PROFIT	259,310	236,040	497,857	435,595

SELLING AND ADMINISTRATIVE EXPENSES	55,463	49,474	110,624	91,324
AMORTIZATION OF INTANGIBLE ASSETS	9,735	9,339	20,275	21,778

INCOME FROM OPERATIONS	194,112	177,227	366,958	322,493

INTEREST EXPENSE—Net	64,094	52,300	126,970	101,361
REFINANCING COSTS	30,281	—	30,281	—

INCOME BEFORE INCOME TAXES	99,737	124,927	209,707	221,132

INCOME TAX PROVISION	31,800	43,375	67,600	74,475

NET INCOME	$67,937	$81,552	$142,107	$146,657

NET INCOME APPLICABLE TO COMMON STOCK	$67,937	$81,552	$103,977	$143,358

Net earnings per share:
Basic and diluted	$1.25	$1.51	$1.91	$2.66
Cash dividends paid per common share	$—	$—	$12.85	$—

Weighted-average shares outstanding:
Basic and diluted	54,453	53,882	54,543	53,882

TRANSDIGM GROUP INCORPORATED	Table 2
SUPPLEMENTAL INFORMATION—RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME
FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED
MARCH 30, 2013 AND MARCH 31, 2012
(Amounts in thousands)
(Unaudited)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	March 30, 2013	March 31, 2012	March 30, 2013	March 31, 2012
Net income	$67,937	$81,552	$142,107	$146,657

Adjustments:
Depreciation and amortization expense	16,321	15,247	33,773	33,029
Interest expense, net	64,094	52,300	126,970	101,361
Income tax provision	31,800	43,375	67,600	74,475

EBITDA	180,152	192,474	370,450	355,522

Adjustments:
Acquisition related expenses and adjustments (1)	1,708	5,747	5,175	13,199
Stock option expense(2)	7,131	4,887	14,262	8,535
Refinancing costs(3)	30,281	—	30,281	—

Gross Adjustments to EBITDA	39,120	10,634	49,718	21,734

EBITDA As Defined	$219,272	$203,108	$420,168	$377,256

EBITDA As Defined, Margin (4)	47.1%	48.0%	46.9%	48.6%

(1)

Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred and other acquisition accounting adjustments.

(2)	Represents the compensation expense recognized by TD Group under our stock option plans.
(3)	Represents debt issue costs expensed in conjunction with the refinancing of our 2010 Credit Facility and 2011 Credit Facility in February 2013.
(4)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of sales.

TRANSDIGM GROUP INCORPORATED	Table 3
SUPPLEMENTAL INFORMATION—RECONCILIATION OF
REPORTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED
MARCH 30, 2013 AND MARCH 31, 2012
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	March 30, 2013	March 31, 2012	March 30, 2013	March 31, 2012
Reported Earnings Per Share
Net income	$67,937	$81,552	$142,107	$146,657
Less: dividends paid on participating securities	—	—	(38,130)	(3,299)

Net income applicable to common stock—basic and diluted	$67,937	$81,552	$103,977	$143,358

Weighted-average shares outstanding under the two-class method:

Weighted average common shares outstanding	52,204	50,800	52,001	50,615

Vested options deemed participating securities	2,249	3,082	2,452	3,267

Total shares for basic and diluted earnings per share	54,453	53,882	54,453	53,882

Basic and diluted earnings per share	$1.25	$1.51	$1.91	$2.66

Adjusted Earnings Per Share
Net income	$67,937	$81,552	$142,107	$146,657

Gross adjustments to EBITDA	39,120	10,634	49,718	21,734
Purchase accounting backlog amortization	725	1,029	2,186	6,716
Tax adjustment	(12,805)	(4,155)	(16,731)	(9,582)

Adjusted net income	$94,977	$89,060	$177,280	$165,525

Adjusted diluted earnings per share under the two-class method	$1.74	$1.65	$3.26	$3.07

TRANSDIGM GROUP INCORPORATED	Table 4
SUPPLEMENTAL INFORMATION—RECONCILIATION OF
DILUTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	March 30, 2013	March 31, 2012	March 30, 2013	March 31, 2012
Net income	$67,937	$81,552	$142,107	$146,657
Less: dividends paid on participating securities	—	—	(38,130)	(3,299)

Net income applicable to common stock—basic and diluted	$67,937	$81,552	$103,977	$143,358

Weighted average common shares outstanding	52,204	50,800	52,001	50,615
Vested options deemed participating securities	2,249	3,082	2,452	3,267

Weighted-average shares outstanding	54,453	53,882	54,453	53,882

Diluted earnings per share	$1.25	$1.51	$1.91	$2.66
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payment	—	—	0.70	0.06
Refinancing costs	0.38	—	0.38	—
Non-cash compensation costs	0.09	0.06	0.18	0.11
Acquisition related expenses	0.02	0.08	0.09	0.24

Adjusted earnings per share	$1.74	$1.65	$3.26	$3.07

SUPPLEMENTAL INFORMATION—RECONCILIATION OF NET CASH	Table 5
PROVIDED BY OPERATING ACTIVITIES TO EBITDA, EBITDA AS DEFINED
FOR THE TWENTY-SIX WEEK PERIODS ENDED
MARCH 30, 2013 AND MARCH 31, 2012
(Amounts in thousands, except per share amounts)
(Unaudited)

	Twenty-Six Week Periods Ended
	March 30, 2013	March 31, 2012
Net Cash Provided by Operating Activities	$197,289	$164,962
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	(4,462)	1,299
Interest expense—net (1)	120,004	95,620
Income tax provision—current	62,118	77,945
Non-cash equity compensation (2)	(14,262)	(8,535)
Excess tax benefit from exercise of stock options	40,044	24,231
Refinancing costs (4)	(30,281)	—

EBITDA	370,450	355,522
Adjustments:
Acquisition related expenses(3)	5,175	13,199
Stock option expense(2)	14,262	8,535
Refinancing costs(4)	30,281	—

EBITDA As Defined	$420,168	$377,256

(1)	Represents interest expense excluding the amortization of debt issue costs and note premium and discount.
(2)	Represents the compensation expense recognized by TD Group under our stock option plans.
(3)

Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred and other acquisition accounting adjustments.

(4)	Represents debt issue costs expensed in conjunction with the refinancing of our 2010 Credit Facility and 2011 Credit Facility in February 2013.

TRANSDIGM GROUP INCORPORATED	Table 6
SUPPLEMENTAL INFORMATION—BALANCE SHEET DATA
(Amounts in thousands)
(Unaudited)

	March 30, 2013	September 30, 2012
Cash and cash equivalents	$680,024	$440,524
Trade accounts receivable—Net	243,072	235,783
Inventories—Net	340,175	320,503

Current portion of long-term debt	22,000	20,500
Accounts payable	73,696	74,178
Accrued liabilities	163,565	139,237

Long-term debt	4,322,500	3,598,625

Total stockholders’ equity	685,369	1,218,834